UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

Graco Inc.

(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 – 11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On October 7, 2014, Graco Inc. and its subsidiary, Finishing Brands Holdings Inc. (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Agreement”) with Carlisle Companies Incorporated and its subsidiary, Carlisle Fluid Technologies, Inc. (collectively, the “Purchasers”).

On March 6, 2015, the Sellers and the Purchasers entered into an Amendment No. 1 to the Agreement (the “Amendment”). The Amendment adds the definitions of Gema Powder Finishing Products and Liquid Finishing Business Products, amends certain other defined terms, and deletes defined terms that are not used in the Agreement following the Amendment. The Amendment also amends pre-closing covenants concerning certain foreign governmental approvals and related closing conditions and closing procedures, amends post-closing covenants relating to confidentiality and covenants not to sue, and eliminates covenants relating to the non-solicitation of customers. Further, the Amendment clarifies that the October 6, 2014 final Decision and Order of the Federal Trade Commission will govern the Agreement (as amended by the Amendment) and the ancillary agreements. Through the Amendment, the parties also agreed to revise forms of certain ancillary agreements.

This foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit.

2.1

Amendment No. 1 to Asset Purchase Agreement entered into as of March 6, 2015 by and among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc. (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: March 9, 2015	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
2.1

Amendment No. 1 to Asset Purchase Agreement entered into as of March 6, 2015 by and among Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., Graco Inc. and Finishing Brands Holdings Inc. (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Filed Electronically